Exhibit 5.4

CONSENT OF C. OSIOWY

Reference is made to the Registration Statement on Form F-10 and the documents incorporated by reference therein (the “Registration Statement”) of Goldcorp Inc. (the “Company”) and any amendments thereto to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, and the Form 40-F (the “40-F”), the Annual Information Form (the “AIF”) and Management’s Discussion and Analysis (“MD&A”) of the Company for the year ended December 31, 2009, which are filed as exhibits to and incorporated by reference in the Registration Statement.

I hereby consent to the references, as applicable, to my name in connection with (including, as an expert) the following report(s) and documents:

1.	The 40-F, the MD&A and the AIF, which include references in connection with information relating to the Red Lake Gold Mines, and the properties described therein.

Date: March 19, 2010

/s/  Chris Osiowy

Name:	Chris Osiowy, P. Geo.
Red Lake Gold Mines